UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2017

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2017, the Board of Directors (the “Board”) of Manning & Napier, Inc. (the “Company”) appointed Kenneth Marvald to fill a position on the Board, effective immediately. Mr. Marvald replaces Richard Barrington who resigned from the board on March 28, 2017 effective upon the appointment of his replacement.

Mr. Marvald has spent over 30 years in financial services law across the corporate finance, real estate, M&A and tax sectors. For the past 22 years, he has worked at Graywood Companies Inc., a global equity firm consisting of over 50 domestic and international operating companies across various sectors, where he oversees all legal affairs as Vice President & General Counsel. Mr. Marvald also serves on several boards, including The Summers Foundation, Education Success Network, and the Excellus Rochester Regional Board. Mr. Marvald received a B.A. in Political Science in 1984 from SUNY Binghamton, a J.D. in 1987 from SUNY Buffalo Law School, and an LL.M. in 1988 from NYU Law School.

There is no arrangement or understanding between Mr. Marvald and any other person pursuant to which Mr. Marvald was selected as a director. Mr. Marvald does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer. The Board has determined that Mr. Marvald is an independent director under applicable New York Stock Exchange (“NYSE”) rules. Mr. Marvald will serve on the Nominating and Corporate Governance, Compensation, and Audit Committees.

A copy of the press release announcing Mr. Marvald’s appointment is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99	Press Release issued by Manning & Napier, Inc. on April 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: April 13, 2017	By:	/s/ Richard B. Yates
	Name:	Richard B. Yates
	Title:	Chief Legal Officer